FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2010 FIRST QUARTER RESULTS

Pompano Beach, FL – February 8, 2010 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carrying case solutions, today announced financial results for its first fiscal quarter ended December 31, 2009.

Fiscal 2010 First Quarter Financial Results – Compared to Fiscal 2009 First Quarter:

  Net sales decreased $1.2 million, or 22%, to $4.1 million in the 2010 Quarter due primarily to a decline in diabetic products sales of $1.0 million, or 24%. Net sales of “other products” decreased $0.2 million, or 15%, caused by the continuing decline in cell phone accessory product sales.

  Gross profit decreased 2% to $0.9 million in the 2010 Quarter. Reductions in components of costs of goods sold in the 2010 Quarter nearly offset the 22% decline in sales revenues compared to the 2009 Quarter.  As a percentage of sales, gross profit was 22% in the 2010 Quarter compared to 18% in the 2009 Quarter.

  Operating expenses decreased $0.2 million, or 17%, to $1.1 million in the 2010 Quarter due primarily to reductions in selling personnel expenses (as well as related travel and entertainment and auto expense), and professional fees.

  Other income (mainly interest income) declined 92% to $7,000 due primarily to lower average interest rates on slightly lower cash balances in the 2010 Quarter.

  Net loss was $0.2 million, or $(0.02) per share, in the 2010 Quarter compared to net loss of $0.2 million, or $(0.03) per share, in the 2009 Quarter.

Douglas W. Sabra, Forward’s President and Chief Executive Officer, commented, “Our results this quarter were driven by the decline in our top line, and for us right now, primarily this means lower sales of Diabetic Products, where we have a highly concentrated customer base.  In fact, in the 2010 Quarter, sales to one such customer dropped $1.1 million, accounting for most of the decline compared to the 2009 quarter, although the $0.2 million decrease in cell phone product sales also contributed to the decline.

“We are focused on reducing our susceptibility to large revenue swings caused by volatility in orders from one or more major customers by executing our strategy to expand our customer base.  Our efforts are meeting with some preliminary success, although the degree of success will not become apparent until we are deeper into Fiscal 2010.”

“Turning back to the quarterly results, the impact of the sales decline on our gross profit was almost entirely offset by improvements in components of our costs of goods sold, while the impact on net operating results was mitigated by lower operating expense, which now stand at their lowest level in nearly eight years as a result of our cost cutting initiatives.  Further detail about these reductions is available in our Form 10-Q filed today.  We have probably gone about as far as we can go in operating cost reductions, barring serious additional deterioration in the top line, so improvement in our net this year will have to come from the revenue side.”

“We remain committed to achieving a strategic acquisition and with the aid of our investment banker, Morgan Joseph & Co. Inc., have been very active in identifying and evaluating prospective targets for acquisition.”

The tables that present our Fiscal 2010 first quarter results below are derived from the Company’s unaudited, condensed consolidated financial statements included in its Form 10-Q filed today with the Securities and Exchange Commission.  Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the three-month period ended December 31, 2009, as well as the Company’s Form 10-K for the fiscal year ended September 30, 2009, for additional information.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties. Actual results may differ substantially from those expressed or implied in such forward looking statements due to a number of factors. Such risk factors include but are not limited to those discussed in Item 2, Part I, “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q filed today with the SEC, as well as in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, which factors are incorporated herein by reference.

Such risk factors include, among others: the loss of any key customer or material sales in our Diabetic Products line, where customer and sales concentration are high; a significant change in the Company’s relationship with one or more key customers (including changes affecting their businesses); the loss of a key sales personnel who has significant influence on our relationships with some of our largest customers; whether important customers reduce or discontinue inclusion of carry solutions “in box” with their electronic products; the concentration of our accounts receivable in a small number of customers and our ability to collect payment; the adverse impact of customer pricing pressures on gross margins; fluctuations in foreign currency exchange rates that could result in increased costs or reduced revenues; levels of demand and pricing generally for electronic devices sold by our customers for which we supply carry solutions; the development of quality control, delivery, or pricing issues involving our Asian suppliers; uncertainties in the financial and credit markets; changes in, governmental regulations; variability in order flow from our OEM customers; the impact on our business of an acquisition or the failure to make an acquisition; and losses on our uninsured cash balances at commercial banks where a failure occurs.

About Forward Industries

Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment  Forward’s products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com.

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(954) 419-9544

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	(UNAUDITED)
	Three Months Ended December 31,
	2009	2008
Net sales................................................................................................................	$4,126,772	$5,306,642
Cost of goods sold.................................................................................................	3,202,577	4,362,639
Gross profit............................................................................................................	924,195	944,003

Operating expenses:
Selling...............................................................................................................	458,272	676,088
General and administrative...................................................................................	660,121	666,034
Total operating expenses...........................................................................	1,118,393	1,342,122

Loss from operations..............................................................................................	(194,198)	(398,119)

Other income:
Interest income...................................................................................................	20,332	118,945
Other expense, net..............................................................................................	(13,120)	(30,641)
Total other income......................................................................................	7,212	88,304

Loss before benefit from income taxes...................................................................	(186,986)	(309,815)
Benefit from income taxes......................................................................................	--	105,391
Net loss ..................................................................................................................	($186,986)	($204,424)

Net loss per common and common equivalent share
Basic..................................................................................................................	($0.02)	($0.03)
Diluted................................................................................................................	($0.02)	($0.03)

Weighted average number of common and common equivalent shares outstanding
Basic..................................................................................................................	7,940,257	7,915,522
Diluted................................................................................................................	7,940,257	7,915,522

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2009	2009
Assets	(Unaudited)
Current assets:
Cash and cash equivalents.......................................................................................	$19,436,062	$20,103,502
Accounts receivable, net .........................................................................................	3,547,352	3,259,462
Inventories, net........................................................................................................	1,011,754	666,485
Prepaid expenses and other current assets................................................................	172,509	228,938
Total current assets......................................................................................	24,167,677	24,258,387

Property, plant, and equipment, net...........................................................................	147,533	162,468
Other assets...........................................................................................................	46,032	59,532
Total Assets..............................................................................................................	$24,361,242	$24,480,387

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable...................................................................................................	$1,825,987	$1,824,091
Accrued expenses and other current liabilities...........................................................	149,839	133,857
Total liabilities............................................................................................	1,975,826	1,957,948

Commitments and contingencies............................................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued...............................................................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,663,766 and 8,643,598 shares issued, respectively (including 706,410 held in treasury at both dates)..................................................	86,637	86,436
Capital in excess of par value....................................................................................	16,151,330	16,101,568
Treasury stock, 706,410 shares at cost ....................................................................	(1,260,057)	(1,260,057)
Retained earnings....................................................................................................	7,407,506	7,594,492
Total shareholders’ equity.......................................................................................	22,385,416	22,522,439
Total liabilities and shareholders’ equity................................................................	$24,361,242	$24,480,387